Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Nova Minerals Limited

(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary shares, no par value, represented by American Depositary Shares	457	(o)	$16,579,200	-	$16,579,200	0.0001531	$2,538.28
Total Offering Amounts					$16,579,200		$16,579,200	0.0001531	$2,538.28
Registration Fee Previously Paid									$—
Registration Fee Paid Herewith									$2,538.28

(1)	American depositary shares, or ADSs, issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-279763). Each ADS represents ordinary shares.
(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

-1-